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                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 14, 1997, on our audits of the financial statements and financial statement schedule of Racotek, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in or incorporated by reference in Racotek's Annual Report on Form 10-K for the year ended December 31, 1996.




                                        COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
January 21, 1998